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PRISM FINANCIAL CORPORATION AND SUBSIDIARIES
BASIC AND DILUTED EARNINGS PER SHARE
(IN THOUSANDS)                                                   EXHIBIT 11
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                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                          ------------------                -----------------
                                                                         1999            1998             1999           1998
                                                                         ----            ----             ----           ----
Historical:
Basic earnings per share:
        Income from continuing operations                                   $ 3,618       $ 3,028         $ 14,695        $ 7,003
                                                                   ===============================      ==========================
        Net income                                                          $ 3,156       $ 3,244         $ 13,990        $ 6,987
                                                                   ===============================      ==========================

        Weighted average common shares outstanding                           14,625        10,557           12,974         10,389
                                                                   -------------------------------      --------------------------

              Earnings per share from continuing operations                 $  0.25        $ 0.29         $   1.13        $  0.67
                                                                   ===============================      ==========================
              Net earnings per share                                        $  0.22        $ 0.31         $   1.08        $  0.67
                                                                   ===============================      ==========================

Diluted earnings per share:
        Income from continuing operations                                   $ 3,618       $ 3,028         $ 14,695        $ 7,003
                                                                   ===============================      ==========================
        Net income                                                          $ 3,156       $ 3,244         $ 13,990        $ 6,987
                                                                   ===============================      ==========================

        Weighted average common shares outstanding                           14,625        10,557           12,974         10,389

        Add:  Common stock equivalents (1)                                       71            63               75             64
                                                                   -------------------------------      --------------------------

        Diluted weighted average common shares outstanding                   14,696        10,620           13,049         10,453
                                                                   -------------------------------      --------------------------

              Earnings per share from continuing operations                 $  0.25        $ 0.29           $ 1.12         $ 0.67
                                                                   ===============================      ==========================
              Net earnings per share                                        $  0.22        $ 0.31           $ 1.07         $ 0.67
                                                                   ===============================      ==========================


Pro forma (2), (3):

Basic earnings per share:
        Income from continuing operations                                                 $ 1,847         $ 10,294        $ 4,272
                                                                                    ==============      ==========================

        Weighted average common shares outstanding                                         14,625           14,625         14,625
                                                                                    --------------      --------------------------

              Per share amount                                                            $  0.13           $ 0.70        $  0.29
                                                                                    ==============      ==========================


Diluted earnings per share:
        Income from continuing operations                                                 $ 1,847         $ 10,294        $ 4,272
                                                                                    ==============      ==========================

        Weighted average common shares outstanding                                         14,625           14,625         14,625

        Add:  Common stock equivalents (1)                                                     63               74             64
                                                                                    --------------      --------------------------

        Diluted weighted average common shares outstanding                                 14,688           14,699         14,689
                                                                                    --------------      --------------------------

              Per share amount                                                            $  0.13           $ 0.70         $ 0.29
                                                                                    ==============      ==========================
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(1)     Calculated using the treasury stock method.

(2) Pro forma to present as if the Company was taxable as a C corporation under the Internal Revenue Code at the beginning of the earliest period presented.

(3) Pro forma to present as if the shares issued at the time of the Offering, including the shares issued to Pacific Guarantee and Mortgage Market, were outstanding as of the beginning of each period presented.